Exhibit 10(a)(3)

September 23, 2011

Sheila & William Steiner, Trustees
Sheila Steiner Revocable Trust
2600 Island Boulevard- Unit 2006
Aventura, FL 33160

RE:	Lease dated September 9, 2005 for 290 NE 68th Street, 297 NE 67th Street and 277 NE 67th Street, Miami, FL

Dear Sheila and William:

This letter is to confirm that Steiner-Atlantic Corp is exercising its option under Section 23 of the above captioned Lease to renew the Lease for another 36-month period commencing November 1, 2011 and ending on October 31, 2014.

Please confirm that you have received a copy of this letter by signing below.

If you have any questions, feel free to contact me.

Very truly yours,

/s/ Michael S. Steiner

Michael S. Steiner
President

RECEIVED BY:

/s/ William K. Steiner___________________
William K. Steiner, Trustee

/s/ Sheila Steiner_______________________
Sheila Steiner, Trustee